Exhibit 1.1

ENLINK MIDSTREAM, LLC

Common Units Representing Limited Liability Company Interests

EQUITY DISTRIBUTION AGREEMENT

February 22, 2019

RBC Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Barclays Capital Inc.

BMO Capital Markets Corp.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC
Jefferies LLC

Mizuho Securities USA LLC
MUFG Securities Americas Inc.

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

c/o RBC Capital Markets, LLC
Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), confirms its agreement (this “Agreement”) with RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Jefferies LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC (each, a “Manager” and, collectively, the “Managers”), with respect to the issuance and sale from time to time by the Company of common units representing limited liability company interests in the Company (the “Common Units”), having an aggregate offering price of up to $400,000,000 (the “Units”) through or to the Managers, as sales agents or principals, on the terms and subject to the conditions set forth in this Agreement.

The direct and indirect subsidiaries of the Company listed under the caption “Operating Subsidiaries” on Schedule 1 hereto are collectively referred to herein as the “Operating Subsidiaries.” The Company, EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the “Managing Member”), and the Operating Subsidiaries are collectively referred to herein as the “Company Entities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-229806) for the registration of the Common Units under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”).  The Registration Statement (as defined below) sets forth the material terms of the offering, sale, and plan of distribution of the Units and contains additional information concerning the Company and its business.  Except where the context otherwise requires, the term “Registration Statement” means the registration statement referred to above, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time.  Except where the context requires, the term “Basic Prospectus” means the prospectus dated February 22, 2019, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus.  Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Units, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Managers in connection with the offering of the Units.  Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(x) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement.  “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(f).  Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus, or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.  If the Company files a successor registration statement with respect to the Units, after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Basic Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

The Company confirms its agreement with the Managers as follows:

1.                                      Sale and Delivery of the Units.

(a)                                 Agency Transactions.  On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may issue and sell through each Manager, as sales agent for the Company, the Units (an “Agency Transaction”) as follows:

(i)                                     The Company may, from time to time, propose to a Manager the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Company on Schedule 2 hereto (each, an “Authorized Company Representative”), such proposal to include: (A) the trading day(s) for the New York Stock Exchange (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Units are to be sold (each, a “Trading Day”); (B) the maximum number of Units (which may be expressed as a percentage of volume) that the Company wishes to sell in the aggregate and on each Trading Day; (C) the minimum price at which the Company is willing to sell the Units (the “Floor Price”); and (D) the compensation payable to such Manager for such sales pursuant to Section 1(a)(vii).  Such Agency Transaction Notice may be amended intra-day by the Authorized Company Representative as confirmed in writing (which may be by electronic mail) between the Manager and such representative.

(ii)                                  If such proposed terms for an Agency Transaction are acceptable to the Manager, it shall promptly confirm the terms by an acknowledgement included in a return electronic mail message referring to the Agency Transaction Notice for such Agency Transaction that is delivered to an Authorized Company Representative.

(iii)                               Subject to the terms and conditions hereof, each Manager shall use its commercially reasonable efforts consistent with its normal trading and sales practices to sell all of the Units designated in, and subject to the terms of, such Agency Transaction Notice.  No Manager shall sell any Unit at a price lower than the Floor Price.  The Company acknowledges and agrees with the Managers that (A) there can be no assurance that any Manager will be successful in selling all or any of such Units, (B) no Manager shall incur any liability or obligation to the Company or any other person or entity if it does not sell any Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase any Units on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction pursuant to this Agreement and the relevant Terms Agreement).  For the purposes of this Agreement, the “gross sales price” of the Units sold under this Section 1(a) shall be equal to the price at which the Company’s Common Units are sold by a Manager under this Section 1(a).

(iv)                              The Company, acting through an Authorized Company Representative, or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which the Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(v)                                 If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Units shall be sold on more than one Trading Day, then the Company and the applicable Manager shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi)                              A Manager, as sales agent in an Agency Transaction, shall not make any sales of the Units on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus (as defined below) in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (B) such other sales of the Units on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager in writing (which may be by email).

(vii)                           The compensation to a Manager for sales of the Units in an Agency Transaction with respect to which such Manager acts as sales agent hereunder shall be up to 2% of the gross offering proceeds of the Units sold pursuant to this Agreement.  The Manager shall provide written confirmation to the Company and to the transfer agent for the Common Units, as directed by the Company (which may be provided by email to an Authorized Company Representative and to such transfer agent), following the close of trading on the Exchange on each Trading Day on which Units are sold in an Agency Transaction under this Agreement, setting forth (A) the number of Units sold on such Trading Day, (B) the gross offering proceeds received from such sales, and (C) the Net Offering Proceeds (as defined below) to be paid to the Company from such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(viii)                        Settlement for sales of the Units in an Agency Transaction pursuant to this Agreement shall occur on the second business day that is also a Trading Day following the trade date on which such sales were made, unless another date shall be agreed to in writing by the Company and the applicable Manager (each such day, an “Agency Settlement Date”).  On each Agency Settlement Date, the Units sold through a Manager in Agency Transactions for settlement on such date shall be issued and delivered by the Company to the Manager against payment by the Manager to the Company of the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”) from the sale of such Units.  Settlement for all such Units shall be effected by free delivery of the Units by the Company or its transfer agent to the Manager’s or its designee’s account (provided that the Manager shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company.  If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Agency Settlement Date, the Company shall (x) hold the Manager harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (y) pay the Manager any commission, discount, or other compensation to which it would otherwise be entitled absent such default.  If the Manager breaches this Agreement by failing to deliver the Net Offering Proceeds to the Company on any Agency Settlement Date for the Units delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(b)                                 Principal Transactions.  If the Company wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 1(a) (each, a “Principal Transaction”), the Company will notify a Manager of the proposed terms of such Principal Transaction.  If a Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date, and place of delivery of and payment for the Units to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”).  The terms set forth in a Terms Agreement shall not be binding on the Company or the Manager unless and until each of the Company and the Manager has executed such Terms Agreement accepting all of such terms.  The commitment of the Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained (but deemed modified in the manner described in Section 1(f)) and shall be subject to the terms and conditions herein set forth.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c)                                  Maximum Number of Units.  Under no circumstances shall the Company propose to any Manager, or any Manager effect, a sale of Units in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Units sold pursuant to this Agreement to exceed $400,000,000 (the “Maximum Amount”), (ii) cause the number of Units sold to exceed the number of Common Units available for offer and sale under the then effective Registration Statement, or (iii) cause the number of Units sold pursuant to this Agreement to exceed the number of Units authorized from time to time to be issued and sold pursuant to this Agreement by the board of directors of the Managing Member, or a duly authorized committee thereof, and notified to the Managers in writing.

(d)                                 Regulation M.  If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Units, it shall promptly notify the other parties and sales of Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of the parties hereto.

(e)                                  Material Non-Public Information.  Notwithstanding any other provision of this Agreement, no sales of Units shall take place, and the Company shall not request the sales of any Units, (i) during any period in which the Company is in possession of material non-public information with respect to the Company or (ii) except as may be mutually agreed upon by the Company and the applicable Manager that is requested to make any such sale, at any time from and including the date that is 14 calendar days prior to the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues, or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement (such period referred to herein as a “Quarterly Blackout Period”).

(f)                                   Continuing Accuracy of Representations and Warranties.  Any obligation of any Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Units on behalf of the Company as sales agent shall be subject to (i) the continuing accuracy of the representations and warranties of the Company herein (provided, however, that (A) any references to the “Registration Statement,” the “Prospectus” or the “Incorporated Documents” in such representations and warranties shall be deemed, in each case, to refer to the “Registration Statement,” the “Prospectus” or the “Incorporated Documents,” as applicable, as amended or supplemented as of such time, and (B) such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement, the Prospectus and the Incorporated Documents, in each case as so amended and supplemented as of such time), (ii) the performance by the Company of its obligations hereunder, and (iii) the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, each Manager at the Execution Time and at each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as follows:

(a)                                 The Registration Statement and any post-effective amendment thereto have become effective.  The Company has responded to all requests, if any, of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(b)                                 (i) at the respective times, the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to each Manager pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale, (iv) at each Settlement Date, and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Units (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of each Time of Sale and each

Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Basic Prospectus included therein) delivered to the Managers for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.  The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Manager furnished in writing to the Company by the Managers specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 3 hereto.  “Time of Sale” means, (i) with respect to an Agency Transaction, the time of a Manager’s initial entry into contracts with investors for the sale of such Units and (ii) with respect to a Principal Transaction, the time of sale of such Units.

(c)                                  The Incorporated Documents, when they became effective or when filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act and the Rules and Regulations or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)                                 Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Units or until any earlier date that the Company notified or notifies the Managers, did not, does not, and will not include any material information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement or the Prospectus.  Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used, or referred to, and will not, prepare, use, or refer to, any free writing prospectus.

(e)                                  Each of the Company Entities has been duly organized or formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction set forth opposite its name in Schedule 1 attached hereto with full power and authority to own or lease its properties and to conduct its business in all material respects, in each case as described in the Registration Statement and the Prospectus.  Each of the Company Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to register or qualify would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company Entities, taken as a whole (“Material Adverse Effect”).

(f)                                   The Managing Member has all necessary limited liability company power and authority to act as managing member of the Company.

(g)                                  EnLink Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), has all necessary limited liability company power and authority to act as general partner of EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”). EnLink Midstream Operating GP, LLC, a Delaware limited liability company (the “Operating GP”), has all necessary limited liability company power and authority to act as general partner of EnLink Midstream Operating, LP, a Delaware limited partnership (the “Operating Partnership”).

(h)                                 The Managing Member is the sole managing member of the Company.  As of the date hereof (and prior to the issuance of the Units as contemplated by this Agreement), (i) the Managing Member has a non-economic managing member interest in the Company, (ii) such managing member interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Operating Agreement of the Company dated as of January 25, 2019 (as amended to date, the “Company Agreement”), and (iii) the Managing Member owns its managing member interest free and clear of all liens, encumbrances, security interests, or claims (collectively, “Liens”) (except restrictions on transferability contained in Section 4.7 of the Company Agreement or as described in the Registration Statement and the Prospectus).

(i)                                     As of the date hereof (and prior to the issuance of the Units as contemplated by this Agreement), the issued and outstanding limited liability company interests of the Company consist of 486,861,703 Common Units and 59,154,779 Class C Common Units representing limited liability company interests in the Company (“Class C Common Units”).  All outstanding Common Units and Class C Common Units have been duly authorized and validly issued in accordance with the Company Agreement and are fully paid (to the extent required under the Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)).

(j)                                    As of the date hereof, GIP III Stetson I, L.P., a Delaware limited partnership, owns, directly or indirectly, 108,859,690 Common Units and GIP III Stetson II, L.P., a Delaware limited partnership, owns directly or indirectly, 115,495,669 Common Units.

(k)                                 When issued in accordance with this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction), the Units to be sold by the Company and the limited liability company interests represented thereby will be duly authorized in accordance with the Company Agreement and will be validly issued, fully paid (to the extent required under the Company Agreement), and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and as

described in the Registration Statement and the Prospectus under the caption “Description of the Common Units—Limited Liability”).

(l)                                     All of the issued and outstanding equity interests of each Operating Subsidiary (i) have been duly authorized and validly issued in accordance with the limited partnership agreement or limited liability company agreement (collectively, the “Operative Agreements”) and the certificate of limited partnership, formation or conversion, or other similar organizational document (in each case as amended to date) (collectively with the Operative Agreements, the “Organizational Documents”), as applicable, of such Operating Subsidiary, are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Operating Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 153.102, 153.202, and 153.210 of the Texas Business Organizations Code (the “TBOC”), as applicable), and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens, except restrictions on transferability as described in the Registration Statement and the Prospectus or as otherwise contained in the Organizational Documents.

(m)                             The Company owns (i) 100% of the outstanding common units representing limited partnership interests in the Partnership and (ii) 100% of the membership interests of the General Partner.

(n)                                 The Partnership owns 100% of the issued and outstanding membership interests in the Operating GP.

(o)                                 The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership and the Operating GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership.

(p)                                 The Operating Partnership owns 100% of the issued and outstanding membership interests in EnLink Energy GP, LLC, a Delaware limited liability company (“EnLink Energy GP”).  EnLink Energy GP is the sole general partner of EnLink Oklahoma Gas Processing, LP, a Delaware limited partnership (“EnLink Oklahoma”).

(q)                                 As of the date hereof, the Company has no direct or indirect subsidiaries other than the Operating Subsidiaries that would be deemed a “significant subsidiary” as such term is defined in Rule 405 of the Rules and Regulations (assuming, for purposes of this paragraph, that the conditions described in such definition are determined as of the date hereof).

(r)                                    The Company has all requisite power and authority to issue, sell, and deliver the Units to be sold by it hereunder, in accordance with and upon the terms and conditions set forth in this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction).  As of each Time of Sale and each Settlement Date, all partnership and limited liability company action, as the case may be, required to be taken by the Company Entities or any of their members or partners for the authorization, issuance, sale, and delivery of the Units and the consummation of the transactions contemplated by this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction) shall have been validly taken.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(s)                                   The Operative Agreements of the Company and the Managing Member, as applicable, have been duly authorized, executed, and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to such agreements, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, and an implied covenant of good faith and fair dealing.

(t)                                    None of the offering, issuance and sale by the Company of the Units to be sold by it hereunder, the execution, delivery, and performance of this Agreement by the Company, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Company Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which any of the Company Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, or regulation or any order, judgment, decree, or injunction of any court or governmental agency or body directed to any of the Company Entities or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities, which conflicts, breaches, violations, defaults, or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of the Company to perform its obligations under this Agreement.

(u)                                 No permit, consent, approval, authorization, order, registration, filing, or qualification (“consent”) of or with any court, governmental agency, or body having jurisdiction over the Company Entities or any of their respective properties is required in connection with the offering, issuance, and sale by the Company of the Units to be sold by it hereunder, the execution, delivery, and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except (i) for such consents required under the Act, the Exchange Act, and state securities or “Blue Sky” laws, (ii) for such consents required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) for such consents that have been, or prior to each Settlement Date will be, obtained or (iv) as disclosed in the Registration Statement and the Prospectus.

(v)                                 Except as described in the Registration Statement and the Prospectus or, in the case of transfer restrictions, as set forth in the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests of any of the Company Entities, in each case, pursuant to the Organizational Documents of the Company Entities, or any other agreement or instrument to which the Company is a party or by which it may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction) gives rise to any rights for or relating to the registration of any Common Units or other securities of the Company other than as have been waived.  Except as described in the Registration Statement and the Prospectus, there are no outstanding options or warrants to purchase any partnership or membership interests in any of the Company Entities.

(w)          None of the Company Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order, or decree, except as disclosed in the Registration Statement and the Prospectus.  Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Company Entities has incurred any liability or obligation, indirect, direct, or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Company Entities, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company Entities, and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or otherwise), partners’ capital, members’ equity, net worth, or results of operations of the Company Entities.

(x)           The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations, and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent described therein.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated by reference as required.  The Company Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(y)           KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, and have audited the effectiveness of the Company’s internal control over financial reporting and expressed an unqualified opinion on management’s assessment thereof, whose reports appear in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 4(g) hereof, are independent public accountants as required by the Act. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.

(z)           The pro forma financial statements incorporated by reference, if any, in the Registration Statement and the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The pro forma financial statements incorporated by reference, if any, in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(aa)         The Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Prospectus as owned by the Operating Subsidiaries, free and clear of all Liens, except (i) as described, and subject to limitations contained, in the Registration Statement and Prospectus or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

(bb)         The Company Entities maintain insurance covering the properties, operations, personnel, and businesses of the Company Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the Company Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Settlement Date.

(cc)         Except as described in the Registration Statement and the Prospectus, there is (i) no action, suit or proceeding before or by any federal or state court, commission, arbitrator, or governmental or regulatory agency, body, or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Company Entities is or may be a party or to which the business or property of any of the Company Entities is or may be subject, (ii) no statute, rule, regulation, or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order, or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Company Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(dd)         There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases, or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

(ee)         No material labor disturbance by the employees of the Company Entities exists or, to the knowledge of the Company, is threatened or imminent.

(ff)          Each of the Company Entities has filed (or has obtained extensions with respect to) all material federal, state, and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

(gg)         None of the Company Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative, or governmental rule or regulation applicable to it or of any order, judgment, decree, or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, or condition contained in any bond, debenture, note, or any other evidence of indebtedness or in any agreement, indenture, lease, or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default, or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of the Company to perform its obligations under this Agreement.  To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of the Company Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default, or violation would, if continued, have a Material Adverse Effect.

(hh)         None of the Company Entities is now, and after giving effect to the sale of the Units hereunder and application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds” none of the Company Entities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ii)           (ii) Each of the Company Entities (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement or the Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(jj)           (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Managing Member, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(kk)         Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Managing Member, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize, and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ll)           None of the Company Entities nor, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company Entities (in their capacity as directors, officers, agents, employees, or affiliates) has (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made, offered, agreed, or requested any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit.

(mm)      The operations of the Company Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company Entities, threatened.

(nn)         None of the Company Entities nor, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company Entities (in their capacity as directors, officers, agents, employees, or affiliates) is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor are the Company Entities located, organized, or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor, or otherwise) of Sanctions.

(oo)         The Managing Member’s officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(pp)         None of the Company Entities has distributed and will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the Rules and Regulations.

(qq)         None of the Company Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of the Common Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company to facilitate the sale or resale of the Units, in each case, in violation of any law, rule or regulation.

(rr)           Except as described in the Registration Statement and the Prospectus, no Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Operating Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Operating Subsidiary from the

Company, or from transferring any of such Operating Subsidiary’s property or assets to the Company or any other Operating Subsidiary.

(ss)          The Company is not a party to any other sales agency agreements or similar arrangements with any agent or any other representative in respect of at the market offerings of the Common Units in accordance with Rule 415(a)(4) of the Act, other than any such agreements that have been terminated on or prior to the date hereof.

(tt)           Other than the compensation pursuant to this Agreement or any Terms Agreement, there is no broker, finder, or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(uu)         Each of the Company Entities has such permits, consents, licenses, franchises, certificates, and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Prospectus and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(vv)         Each of the Company Entities has such consents, easements, rights-of-way, permits, or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement and the Prospectus, except for (i) qualifications, reservations, and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement and the Prospectus, each of the Company Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations, and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Company Entities, taken as a whole.

(ww)       The Company Entities (i) are in compliance with any and all applicable federal, state, and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste, or substance regulated under or within the meaning of any other Environmental Law.

(xx)         Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA, and, if applicable, the qualification requirements under Section 401 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), except where the failure to comply would not have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company Entities, any member of any group of organizations described in Section 414(b), (c), (m), or (o) of the Code with which the Company Entities is treated as a single employer.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained as of the date hereof by the Company Entities or any of their ERISA Affiliates, except for any such occurrence as would not have a Material Adverse Effect.  No “employee benefit plan” established or maintained as of the date hereof by the Company Entities or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) except for such liabilities as would not have a Material Adverse Effect.  With respect to any “employee benefit plan” established, maintained or contributed to as of the date hereof by the Company Entities or any of their ERISA Affiliates, neither the Company Entities, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any such “employee benefit plan” or (ii) Sections 412, 4971, 4975, or 4980B of the Code except for such liability as would not have a Material Adverse Effect.

Any certificate signed by any officer of the Managing Member and delivered to any Manager or counsel for the Managers in connection with the offering of Units shall be deemed a representation and warranty by the Company, as to matters covered thereby, to such Manager.

3.             Agreements of the Company.  The Company covenants and agrees with each Manager as follows:

(a)           Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus (other than (i) any amendment or supplement which does not relate to the sale of the Units and (ii) any reports and any preliminary or definitive proxy statement or information statement required to be filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act), unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to the Managers within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Managers shall not have reasonably objected thereto, unless the Company shall have determined based upon the advice of counsel that such amendment, supplement, or filing is required by law.

(b)           Material Misstatements or Omissions and Other Compliance with Applicable Law.  If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Managers it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall promptly (i) notify the Managers of any such event, development, or condition (and confirm such notice in writing) and (ii) (x) prepare (subject to subsections (a) and (f) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus, or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the Commission such amendment, supplement, or document in order to comply with the Act or the Exchange Act (and use its commercially reasonable efforts to have such amendment or supplement to be declared effective as soon as possible), and (z) furnish at its own expense to the Managers as many copies as the Managers may reasonably request of such amendment, supplement or document.

(c)           Notifications to the Managers.  The Company shall notify the Managers promptly (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Units for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, and (iv) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, or any preliminary prospectus.  If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the

Company shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment.  The Company shall use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C, and 462(b) of the Rules and Regulations and to notify the Managers promptly of all such filings.

(d)           Executed Registration Statements.  The Company shall furnish to the Managers, upon request and without charge, one copy of the executed Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus).

(e)           Prospectus.  The Company shall furnish to the Managers, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Managers may reasonably request (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system thereto) via electronic mail in “.pdf” format and, at the Managers’ request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Units were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.  The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Managers during the Prospectus Delivery Period.  If any Manager is required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Common Units after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of the Managers, and at the Company’s own expense, the Company shall prepare and deliver to the Managers as many copies as the Managers may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(f)            Permitted Free Writing Prospectuses.  The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Managers, shall not make, any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Managers hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 4 hereto.  Any such free writing prospectus consented to by the Managers is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping.  The Company agrees not to take any action that would result in the Managers or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Managers that they otherwise would not have been required to file thereunder.

(g)           Compliance with Blue Sky Laws.  The Company shall cooperate with the Managers and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Units for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Managers may reasonably request and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Units; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Units).

(h)           Availability of Earnings Statements.  The Company shall make generally available to its unitholders and to the Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(i)            Reimbursement of Certain Expenses.  Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by any Manager, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing, and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus, and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Units, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing, and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus, and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by the Managers, (v) the listing of the Units on the Exchange, (vi) any filings required to be made by the Managers with the Financial Industry Regulatory Authority, and the reasonable fees, disbursements, and other charges of counsel for the Managers in connection therewith, (vii) the registration or qualification of the Units for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (g) of this Section 3, including the reasonable fees, disbursements, and other charges of counsel to the Managers in connection therewith, and, if requested by the Managers, the preparation and printing of preliminary, supplemental, and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent, or registrar for the Units, (x) the accountants for the Company, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals, and other travel expenses of officers, employees, agents, and other representatives of the Company, (xii) the reasonable fees and disbursements of counsel to the Managers, and (xiii) all fees, costs, and expenses for consultants used by the Company in connection with the offering.  It is understood, however, that except as provided in this Section 3(i) and Sections 1(a)(vii) and 5 hereof, the Managers shall pay all of their own costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

(j)            No Stabilization or Manipulation.  The Company shall not at any time, directly or indirectly (including, without limitation, through the subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Units to facilitate the sale or resale of any of the Units.

(k)                                 Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Units to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(l)                                     DTC.  The Company shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(m)                             Clear Market.  If sales of the Units have been made but not settled, or the Company has had outstanding with any Manager any instructions to sell the Units, in either case, within the prior two business days, the Company shall not offer to sell, sell, pledge, hypothecate, contract, or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or warrants or other rights to Common Units or any other securities of the Company that are substantially similar to the Common Units or permit the registration under the Act of any Common Units (other than a shelf registration statement under Rule 415 under the Act, a registration statement on Form S-8, or post-effective amendment to the Registration Statement), in each case without giving the Manager at least one business day’s prior written notice specifying the nature and date of such proposed transaction.  Notwithstanding the foregoing, the Company may (i) register the offering and sale of the Units through the Managers pursuant to this Agreement, (ii) issue Common Units upon the exercise of an option or warrant or the conversion or exchange of (A) a security outstanding on the date hereof or (B) any additional securities issued after the date hereof that are of the same class or series as a security outstanding on the date hereof, (iii) issue Common Units or options to purchase Common Units granted pursuant to existing employee benefit plans of the Company (including employee benefit plans the obligations of which have been assumed by the Company), or (iv) issue Common Units pursuant to any non-employee director stock plan, dividend reinvestment plan, or stock purchase plan of the Company, or issue Common Units as full or partial consideration for any transfer, sale, or contribution of assets or equity interests to the Company or any of its subsidiaries.  If notice of a proposed transaction is provided by the Company pursuant to this subsection (m), the Managers may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Managers.

(n)                                 Stock Exchange Listing.  The Company shall use its commercially reasonable efforts to cause the Units to be listed on the Exchange and to maintain such listing.

(o)                                 Additional Notices.  The Company shall notify the Managers immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter, or any other document provided to the Managers pursuant to Section 4 below.

(p)                                 Representation Date Certificates.  Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (x) an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein or (y) a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Units), (ii) there is filed with the Commission by the Company any Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Managers may reasonably request, and (iv) Units are delivered to any Manager pursuant to a Terms Agreement (it being understood that any certificate, comfort letter, opinion or other instrument to be delivered pursuant to this Agreement with respect to this clause (iv) shall be provided only to the Manager party to the applicable Terms Agreement) (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), (iii), and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 4(d) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement, or filing, as the case may be, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement, the Prospectus, and the Incorporated Documents, in each case as amended and supplemented to the time of delivery of such certificate).

(q)                                 Company Counsel Legal Opinions.  On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date and addressed to the Managers, in form and substance satisfactory to the Managers, the written opinion of Baker Botts L.L.P., outside counsel for the Company, as described in Section 4(e), to the effect set forth in Exhibit C hereto but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.  In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Units under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 3(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(r)                                    Comfort Letter.  On each Representation Date, the Company shall cause KPMG LLP to deliver to the Managers the comfort letter described in Section 3(g).

(s)                                   Due Diligence.  The Company shall reasonably cooperate with any reasonable due diligence review requested by the Managers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, at each Representation Date or otherwise as the Managers may reasonably request, providing information and making available documents and appropriate officers of the Company and representatives of the accountants of the Company for one or more due diligence sessions with representatives of the Managers and their counsel.

(t)                                    Trading.  The Company hereby consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units pursuant to this Agreement or pursuant to a Terms Agreement.

(u)                                 Deemed Representations and Warranties.  The Company hereby agrees that each acceptance by it of an offer to purchase Units hereunder shall be deemed to be (i) an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Units relating to such acceptance as though made at and as of each of such dates; provided, however, that (A) any references to the “Registration Statement,” the “Prospectus,” or the “Incorporated Documents” in such representations and warranties shall be deemed, in each case, to refer to the “Registration Statement,” the “Prospectus,” or the “Incorporated Documents,” as applicable, as amended or supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be, and (B) such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement, the Prospectus and the Incorporated Documents, in each case as so amended and supplemented as of such acceptance, such Time of Sale or such Settlement Date, as the case may be.

(v)                                 Board Authorization.  Prior to delivering notice of the proposed terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company and the Managers), the Company shall have (i) obtained from the board of directors of the Managing Member or a duly authorized subcommittee thereof all necessary authority for the sale of the Units pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to the Managers a copy of the relevant board resolutions or other authority.

(w)                               Offer to Refuse to Purchase.  If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Units from the Company as the result of an offer to purchase solicited by a Manager the right to refuse to purchase and pay for such Units.

(x)                                 Disclosures in Periodic Reports.  The Company shall, subject to subsection (a) of this Section 3, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Units sold through or to the Managers under this Agreement, the net proceeds received by the Company from such sales, and the compensation paid by the Company to the Managers with respect to such sales.  In lieu of compliance with the requirement set forth in the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B, or 430C under the Act).

4.                                      Conditions of the Obligations of the Managers.  The obligations of the Managers hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date (provided, however, that (A) any references to the “Registration Statement,” the “Prospectus,” or the “Incorporated Documents” in such representations and warranties shall be deemed, in each case, to refer to the “Registration Statement,” the “Prospectus,” or the “Incorporated Documents,” as applicable, as amended or supplemented as of such time, and (B) such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement, the Prospectus and the Incorporated Documents, in each case as so amended and supplemented as of such time), (ii) the performance of the Company of its obligations hereunder, and (iii) the following additional conditions:

(a)                                 No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission and (ii) no order suspending the qualification or registration of the Common Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction.

(b)                                 No Material Adverse Effect.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Effect.

(c)                                  No FINRA Objection.  FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(d)                                 Officers’ Certificates.  The Managers shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by a duly authorized officer of the Managing Member, in accordance with the provisions of Section 3(p) (including the deemed modification of the representations and warranties contained herein, as set forth in Section 3(p)), to the effect set forth in clauses (a) and (b) above and to the effect that:

(i)                                     the signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and each Permitted Free Writing Prospectus, if any;

(ii)                                  as of such date, neither the Registration Statement, the Prospectus, nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)                               each of the representations and warranties of the Company contained in this Agreement are, as of such date, true and correct, except to the extent such representation or warranty speaks as of a specific date, in which case, such representation or warranty was true and correct as of such specific date; and

(iv)                              each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely, and fully complied with.

(e)                                  Opinion of Counsel to the Company.  The Managers shall have received, on each Representation Date, an opinion of Baker Botts L.L.P., outside counsel for the Company, dated such date and addressed to the Managers, to the effect set forth in Exhibit C hereto.

(f)                                   Opinion of Counsel to the Managers.  The Managers shall have received, on Representation Date, an opinion of Vinson & Elkins L.L.P., outside counsel for the Managers, dated such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers.

(g)                                  KPMG Comfort Letter.  The Managers shall have received from KPMG LLP, on each Representation Date, letters dated such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, (i) confirming that KPMG LLP is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”), and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(h)                                 Due Diligence.  The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(s).

(i)                                     Compliance with Blue Sky Laws.  The Units shall be qualified for sale in such states and jurisdictions as the Managers may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(j)                                    Stock Exchange Listing.  The Units shall have been duly authorized for listing on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.

(k)                                 Regulation M.  The Units shall be “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(l)                                     Additional Certificates.  The Company shall have furnished to the Managers such certificate or certificates, in addition to those specifically mentioned herein, as the Managers may have reasonably requested as to the accuracy and completeness at each

Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Managers.

5.                                      Indemnification.

(a)                                 Indemnification of the Managers.  The Company shall indemnify and hold harmless each Manager, the directors, officers, employees, and agents of such Manager and each person, if any, who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses, and damages (including, without limitation, any and all investigative, legal, and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses, or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B, or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto), or any “issuer free writing prospectus” as defined in Rule 433 under the Act or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense, or damage arises from the sale of the Units in the public offering to any person by any Manager and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Manager furnished in writing to the Company by the Managers expressly for inclusion in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus.  This indemnity will be in addition to any liability that the Company might otherwise have.

(b)                                 Indemnification of the Company.  Each Manager, severally and not jointly, shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director, officer, or employee of the Managing Member to the same extent as the foregoing indemnity from the Company to the Managers, but only insofar as losses, claims, liabilities, expenses, or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Managers furnished in writing to the Company by the Managers expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus.  This indemnity will be in addition to any liability that the Managers might otherwise have.

(c)                                  Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases, the reasonable fees, disbursements, and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements, and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements, and other charges shall be reimbursed by the indemnifying party promptly after the time that they are incurred.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise, or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action, or proceeding.

(d)                                 Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or any Manager, the Company and the applicable Manager shall contribute to the total losses, claims, liabilities, expenses, and damages (including, without limitation, any investigative, legal, and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Manager, such as persons who control the Company within the meaning of the Act, officers of the Managing Member who signed the Registration Statement and directors of the Managing Member, who also may be liable for contribution) to which the Company and such Manager may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and such Manager on the other.  The relative benefits received by the Company on the one hand and any Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the sum of (i) the total compensation to such Manager pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by such Manager as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements).  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the applicable Manager, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense, or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the applicable Manager, the intent of the parties and their relative knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the sum of (i) the total compensation to such Manager pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by such Manager as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director, officer or employee of the Managing Member will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d).  No party will be liable for contribution with respect to any action or claim settled without its written consent.

(e)                                  Survival.  The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Manager, (ii) acceptance of any of the Units and payment therefor, or (iii) any termination of this Agreement.

6.                                      Termination.

(a)                                 The Company may terminate this Agreement, with respect to any or all of the Managers, in its sole discretion at any time upon prior written notice to the Managers.  Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of any Manager, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3(i), 5, 7(d), and 7(f) of this Agreement shall remain in full force and effect notwithstanding such termination.  In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Manager party to such Terms Agreement.

(b)                                 Each Manager may terminate its own obligations under this Agreement in its sole discretion at any time upon giving prior written notice to the Company.  Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to the other parties hereto, except that the provisions of Sections 2, 3(i), 5, 7(d), and 7(f) of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination.  In the case of any purchase by any Manager pursuant to a Terms Agreement, such Manager may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i)                                     trading of the Common Units of the Company shall have been suspended on any exchange or in any over-the-counter market;

(ii)                                  trading generally shall have been suspended or materially limited on or by, as the case may be, the “national securities exchange” (as defined in the Exchange Act) on which the Common Units are then traded, or minimum or maximum prices shall have been generally established on any such exchange, by any such exchange or by order of the Commission or any court or other governmental authority;

(iii)                               a general banking moratorium shall have been declared by any of Federal, New York, or Delaware authorities;

(iv)                              the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political, or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus; or

(v)                                 if there shall have been a Material Adverse Effect.

(c)                                  This Agreement shall remain in full force and effect until the earliest to occur of (i) termination of the Agreement pursuant to subsection (a) above or otherwise by mutual written agreement of all of the parties, (ii) the termination of the obligations of each Manager pursuant to subsection (b) above, and (iii) such date that the aggregate gross sales proceeds of the Units sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that the provisions of Sections 2, 3(i), 5, 7(d), and 7(f) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)                                 Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Units, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7.                                      Miscellaneous.

(a)                                 Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered, or telecopied

(i)                                     if to the Company, at the office of the Company at the address of the Company set forth in the Registration Statement, Attention: General Counsel (Facsimile: (214) 721-9299);

(ii)                                  if to RBC Capital Markets, LLC, at the offices of RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Capital Markets (Facsimile: (212) 428-6260);

(iii)                               if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Christine Roemer (Facsimile: (646) 855-3073), with a copy to ECM Legal (Facsimile: (212) 230-8730);

(iv)                              if to Barclays Capital Inc., at the offices of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Facsimile: (212) 834-8133);

(v)                                 if to BMO Capital Markets Corp., at the offices of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Legal Department;

(vi)                              if to Citigroup Global Markets Inc., General Counsel (Facsimile: (646) 291-1469), and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10012, Attention: General Counsel;

(vii)                           if to Credit Suisse Securities (USA) LLC, at the offices of Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010;

(viii)                        if to J.P. Morgan Securities LLC, at the offices of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Stephanie Little, 6th floor;

(ix)                              if to Jefferies LLC, at the offices of Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel;

(x)                                 if to Mizuho Securities USA LLC, at the offices of Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, New York 10022, Attention: Equity Capital Markets Desk (Facsimile: (212) 205-8400 and email: US—ECM@mizuhogroup.com);

(xi)                              if to MUFG Securities Americas Inc., at the offices of MUFG Securities Americas Inc., 1221 Avenue of Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group (Facsimile: (646) 434-3455);

(xii)                           if to SunTrust Robinson Humphrey, Inc., at the offices of SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate;

(xiii)                        if to Wells Fargo Securities, LLC, at the offices of Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (Facsimile: (212) 214-5918); and

Any such notice shall be effective only upon receipt.  Any notice under Section 5 may be made by telecopy, but if so made shall be subsequently confirmed in writing.

(b)                                 No Third Party Beneficiaries.  The Company acknowledges and agrees that each Manager is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, no Manager is advising the Company or any other person as to any legal, tax, investment, accounting, or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Manager shall have any responsibility or liability to the Company with respect thereto.  Any review by any Manager of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Manager and shall not be on behalf of the Company.

(c)                                  Successor.  The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company or the Company Entities, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly owned by Bank of America Corporation to which all or substantially all of the investment banking or related business of Merrill Lynch, Pierce, Fenner & Smith Incorporated may be transferred following the date of this Agreement.

(d)                                 Survival of Representations and Warranties.  All representations, warranties, and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Manager or any of its controlling persons and shall survive delivery of and payment for the Units hereunder.

(e)                                  Disclaimer of Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and each Manager, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, no Manager owes any fiduciary duties to the Company or its securityholders, creditors, employees, or any other party, (iii) no Manager has assumed or will assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Units contemplated by this Agreement or the process leading thereto (irrespective of whether any Manager or its affiliates has advised or is currently advising the Company on other matters) and no Manager has any obligation to the Company with respect to the offering of the Units contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each Manager and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Manager has provided any legal, accounting, regulatory, or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory, and tax advisors to the extent it deemed appropriate.

(f)                                   Governing Law.  THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(g)                                  Recognition of the U.S. Special Resolution Regimes.

(i)                                     In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)                                  In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 7(g): (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)                                 Counterparts.  This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i)                                     Survival of Provisions Upon Invalidity of Any single Provision.  In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)                                    Titles and Subtitles.  The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.

(k)                                 Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Managers to properly identify their clients.

(l)                                     Entire Agreement.  Other than the terms set forth in each Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by each Manager and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Managers.

Very truly yours,

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its managing member

By:	/s/ Eric D. Batchelder
Name:	Eric D. Batchelder
Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

Confirmed as of the date first above mentioned:

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Ventura
Name:	Michael Ventura
Title:	Director, Equity Capital Markets

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Bradley Patton
Name:	Bradley Patton
Title:	Managing Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

BARCLAYS CAPITAL INC.

By:	/s/ Amit Chandra
Name:	Amit Chandra
Title:	Co-Head of Natural Resources ECM

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name:	Eric Benedict
Title:	Managing Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ James Jackson
Name:	James Jackson
Title:	Managing Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John Ciolek
Name:	John Ciolek
Title:	Managing Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
Name:	Stephanie Little
Title:	Executive Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

JEFFERIES LLC

By:	/s/ Brian Conner
Name:	Brian Conner
Title:	Managing Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen F.X. Roney
Name:	Stephen F.X. Roney
Title:	Managing Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ John M.H. Williams II
Name:	John M.H. Williams II
Title:	Managing Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

SIGNATURE PAGE TO

EQUITY DISTRIBUTION AGREEMENT

SCHEDULE 1

Operating Subsidiaries

Entity	Jurisdiction of Formation
EnLink Midstream Partners, LP	Delaware
EnLink Midstream GP, LLC	Delaware
EnLink Midstream Operating, LP	Delaware
EnLink Midstream Holdings, LP	Delaware
EnLink Midstream Services, LLC	Texas
EnLink NGL Pipeline, LP	Texas
EnLink North Texas Gathering, LP	Texas
EnLink Oklahoma Gas Processing, LP	Delaware
TOM-STACK, LLC	Delaware

Other Company Entities

Entity	Jurisdiction of Formation
EnLink Midstream, LLC	Delaware
EnLink Midstream Manager, LLC	Delaware

SCHEDULE 2

AUTHORIZED COMPANY REPRESENTATIVES

Barry E. Davis

Michael J. Garberding

Alaina K. Brooks

Eric D. Batchelder

Ruben Garcia-Espejo

SCHEDULE 3

INFORMATION SUPPLIED BY MANAGERS

The Company and the Managers agree that the information supplied to the Company by the Managers for inclusion in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus (or any amendment or supplement thereto) is limited to the name of each Manager and the statement that the Managers will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated February 22, 2019.

SCHEDULE 4

PERMITTED FREE WRITING PROSPECTUSES

None.

EXHIBIT A

[Company Letterhead]

[ ], 20[ ]

[Manager]

[Address]

[City, State Zip]

VIA EMAIL

TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [Addressee Manager] under, and pursuant to, that certain Equity Distribution Agreement among EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), and RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Jefferies LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, dated February 22, 2019 (the “Agreement”).  Please indicate your acceptance of the proposed terms below by acknowledgment included in a return electronic mail message.  Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Units may be Sold:	[ ], 20[ ], [ ], 20[ ] [ ], 20[ ]

Maximum Amount to be Sold in the Aggregate:	[ ],

Maximum Number of Units to be Sold on each Trading Day:	To be determined daily

Floor Price:	To be determined daily

Compensation to [Addressee Manager]:	[ ]% of the gross offering proceeds

[Remainder of Page Intentionally Blank]

Exhibit A-1

EXHIBIT B

ENLINK MIDSTREAM, LLC

Common Unit

TERMS AGREEMENT

[      ], 20[  ]

[Manager]
[Address]
[City, State Zip]

Ladies and Gentlemen:

EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, in the Schedule hereto and in the Equity Distribution Agreement, dated February 22, 2019 (the “Equity Distribution Agreement”), among the Company and RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Jefferies LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC to issue and sell to [Addressee Manager] [  ] common units representing limited liability company interests in the Company (the “Purchased Common Units”)[, and, solely for the purpose of covering over-allotments, to grant to [Addressee Manager] the option to purchase an additional [  ] common units representing limited liability company interests in the Company (the “Additional Common Units”)].  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[[Addressee Manager] shall have the right to purchase from the Company all or a portion of the Additional Common Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Common Units at the same purchase price per share to be paid by [Addressee Manager] to the Company for the Purchased Common Units.  This option may be exercised by [Addressee Manager] at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Common Units as to which the option is being exercised, and the date and time when the Additional Common Units are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Common Units shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Common Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [Addressee Manager], as agent of the Company, of offers to purchase Units in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be

Exhibit B-1

part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Common Units [and the Additional Common Units], in the form heretofore delivered to [Addressee Manager] is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to [Addressee Manager], and [Addressee Manager]agrees to purchase from the Company, the Purchased Common Units at the time and place and at the purchase price set forth in the Schedule hereto.

[Remainder of Page Intentionally Blank]

Exhibit B-2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [Addressee Manager] and the Company.

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its managing member

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[MANAGER]

By:
Name:
Title:

Exhibit B-3

Schedule to Terms Agreement

[Price to Public:

USD[ • ] per unit]

Purchase Price by [Addressee Manager]:

USD[ • ] per unit

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To [Addressee Manager]’s account, or the account of [Addressee Manager]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[ ], 20[ ]

Closing Location:

[ ]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

•                  the officer’s certificate referred to in Section 4(d);

•                  the legal opinions referred to in Section 4(e) and (f);

•                  the “comfort letter” referred to in Section 4(g); and

•                  such other documents as [Addressee Manager] shall reasonably request.

[Indemnity:

[      ]]

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(m) of the Equity Distribution Agreement, [      ].]

Exhibit B-4

EXHIBIT C

Form of Opinion of
Counsel to the Company

1.                                      Each of the EnLink Midstream Covered Entities is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of its respective jurisdiction of formation or organization with all necessary limited partnership or limited liability company, as applicable, power and authority to own or lease its properties and to conduct its business in all material respects, in each case, as described in the Registration Statement and the Prospectus.  Each of the EnLink Midstream Covered Entities is duly registered or qualified as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction set forth in Exhibit B to this opinion.

2.                                      (A) The Managing Member has all necessary limited liability company power and authority to act as managing member of the Company, (B) the General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership and (C) the Operating GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership, in each case of clause (A), (B) and (C), in all material respects as described in the Registration Statement and the Prospectus.

3.                                      The Managing Member is the sole managing member of the Company.  As of the date hereof (and prior to the issuance of the Units as contemplated by the Distribution Agreement), the Managing Member has a non-economic managing member interest in the Company; such managing member interest has been duly authorized and validly issued in accordance with the Operating Agreement; and the Managing Member owns its managing member interest free and clear of all liens, encumbrances, security interests or claims (collectively, “Liens”) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Managing Member as a debtor is on file in the office of the Secretary of State of the State of Delaware.

4.                                      The Units to be sold by the Company and the limited liability company interests represented thereby have been duly authorized by the Company and, when issued and delivered by the Company against payment of the consideration therefor in accordance with the terms of the Distribution Agreement, will be validly issued and, under the Delaware LLC Act, purchasers of the Units have no obligation to make further payments for their purchase of the Units or contributions to the Company solely by reason of their ownership of the Units or their status as members of the Company, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

5.                                      All of the issued and outstanding equity interests of each Covered Subsidiary (a) have been duly authorized and validly issued (in accordance with the applicable Organizational Documents of such Covered Subsidiary) and (b) are owned, directly or indirectly, by the Company, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Company as debtor or, in the case of equity interests of any such Covered Subsidiary owned directly by one or more other Covered Subsidiaries,

Exhibit C-1

naming any such other Covered Subsidiary as debtor(s), is on file as of a recent date in the office of the Secretary of State of the States of Delaware or Texas.

6.                                      The Operative Agreements of the EnLink Midstream Entities have been duly authorized, executed and delivered by the EnLink Midstream Entities and are valid and legally binding agreements of the EnLink Midstream Entities, enforceable against the EnLink Midstream Entities, in accordance with their terms; provided, that with respect to each such Operative Agreement of the EnLink Midstream Entities, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

7.                                      The Distribution Agreement has been duly and validly authorized, executed and delivered by the Company.

8.                                      Except as described in the Registration Statement and the Prospectus or, in the case of transfer restrictions, as set forth in the Organizational Documents of the EnLink Midstream Entities, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests of any of the EnLink Midstream Entities, in each case pursuant to any Organizational Documents of the EnLink Midstream Entities or any agreement or instrument listed as an exhibit to the Registration Statement (in each case other than as set forth in the Operating Agreement), in either case to which the Company is a party or by which it may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Distribution Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Company pursuant to any agreements or instruments listed as an exhibit to the Registration Statement other than as described in the Registration Statement and the Prospectus, as set forth in the Operating Agreement or as have been waived.

9.                                      None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of the Distribution Agreement by the Company, or the consummation of the transactions contemplated by the Distribution Agreement (i) constitutes or will constitute a violation of the Organizational Documents of any of the EnLink Midstream Covered Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement filed or incorporated by reference as an exhibit to the Registration Statement (the “Specified Agreements”) or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or the federal laws of the United States of America (provided that we do not express any opinion with respect to compliance with any state securities or federal or state antifraud law), which breaches, violations or defaults, in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect.

10.                               No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the federal law of the United States of America or the laws of the state of Texas is required in connection with the

Exhibit C-2

offering, issuance and sale by the Company of the Units, the execution, delivery and performance of the Distribution Agreement by the Company or the consummation of the transactions contemplated by the Distribution Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which we do not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or (iv) as disclosed in the Registration Statement and the Prospectus.

11.                               The Registration Statement became effective under the Securities Act automatically upon the filing thereof with the Commission on February 22, 2019, and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or threatened by the Commission.

12.                               The statements in the Registration Statement and the Prospectus under the captions “Description of the Common Units” and “Description of Our Operating Agreement,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects; and the Common Units conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions “Summary—The Offering,” “Description of the Common Units,” and “Description of Our Operating Agreement.”

13.                               The statements in the Registration Statement and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” insofar as they purport to constitute summaries of statutes, legal, governmental and regulatory proceedings, are accurate in all material respects.

14.                               None of the EnLink Midstream Entities is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We have reviewed the Registration Statement and the Prospectus and have participated in conferences with officers and other representatives of the Managing Member, with representatives of the Company’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Registration Statement, the Prospectus and related matters were discussed.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature.  Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement and the Prospectus (except to the extent stated in paragraphs 12 and 13 above).  Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a)                                  the Registration Statement, as of the latest Effective Date, and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material

Exhibit C-3

respects to the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder; and

(b)                                  nothing came to our attention that caused us to believe that:

(1)                                 the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(2)                                 the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, or (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.  For purposes hereof, the latest Effective Date of the Registration Statement is deemed to be February 22, 2019, which is the date on which the Company filed the Prospectus.

Exhibit C-4